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                                                                EXHIBIT 99.1

[Cenveo logo]


                                                                NEWS RELEASE


                     CENVEO TERMINATES RIGHTS AGREEMENT
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STAMFORD, CT - (AUGUST 3, 2006) - Cenveo, Inc. (NYSE: CVO) today announced that it will terminate the Company's Rights Agreement (a device that is sometimes referred to as a "poison pill") that had been adopted by the former directors who were replaced in the proxy contest that resulted in their resignation on September 12, 2005. The new board of directors of the Company approved an amendment to the Rights Agreement to change the "final expiration date" in the Rights Agreement from April 28, 2015, to August 7, 2006, effectively terminating the Rights Agreement as of August 7, 2006. A committee of independent directors approved the amendment to the Rights Agreement.

ROBERT G. BURTON, CHAIRMAN AND CHIEF EXECUTIVE OFFICER STATED:
"As I stated at our annual meeting this past May, it is my every intention to operate this Company in a way that does not foster entrenchment or inhibit shareholder value. I am very pleased that a committee of independent directors and our entire board of directors have approved the repeal of our Rights Agreement, which we believe is consistent with the highest standards of corporate governance."

CENVEO, INC. (NYSE: CVO), WWW.CENVEO.COM, IS ONE OF NORTH AMERICA'S LEADING PROVIDERS OF PRINT AND VISUAL COMMUNICATIONS, WITH ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. THE COMPANY'S BROAD PORTFOLIO OF SERVICES AND PRODUCTS INCLUDE COMMERCIAL PRINTING, ENVELOPES, LABELS, PACKAGING AND BUSINESS DOCUMENTS DELIVERED THROUGH A NETWORK OF PRODUCTION, FULFILLMENT AND DISTRIBUTION FACILITIES THROUGHOUT NORTH AMERICA.

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Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) general economic, business and labor conditions, (2) the ability to implement the Company's strategic initiatives, (3) the ability to regain profitability after substantial losses in 2004 and 2005, (4) the majority of the Company's sales are not subject to long-term contracts, (5) the impact of changes in the board of directors, the company's CEO and other management and the strategic direction that may be made, (6) the ability to effectively execute cost reduction programs and management reorganizations, (7) the industry is extremely competitive due to over capacity, (8) the impact of the Internet and other electronic media on the demand for envelopes and printed material,
(9) postage rates and other changes in the direct mail industry, (10) environmental laws that may affect the Company's business, (11) the ability to retain key management personnel, (12) compliance with recently enacted and proposed changes in laws and regulations affecting public companies that could be burdensome and expensive, (13) the ability to successfully identify, manage and integrate possible future acquisitions, (14) dependence on suppliers and the costs of paper and other raw materials and the ability to pass price increases onto customers, (15) the ability to meet customer demand for additional value-added products and services, (16) changes in interest rates and currency exchange rates of the Canadian dollar, (17) the ability to manage operating expenses, (18) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, and (19) the ability to timely or adequately respond to technological changes in the Company's industry.

These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in the Cenveo, Inc. Annual Report in form 10-K for the year ended December 31, 2005, and in the Company's other SEC filings. A copy of the annual report is available on the Company's website at http://www.cenveo.com.

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Inquiries from analysts and investors should be directed to Robert G.
Burton, Jr. at (203) 595-3005.